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Exhibit 5.9

March 2, 2017

CONSENT OF EXPERT

United States Securities and Exchange Commission

Ladies and Gentlemen:

        I, Richard J. Lambert, P.E., P.Eng., of Roscoe Postle Associates Inc., hereby consent to the use of and reference to my name, and the inclusion and incorporation by reference in the registration statement on Form F-10 of New Gold Inc. of the information derived from the technical report dated February 28, 2014, which is entitled "Technical Report on the Mesquite Mine, Imperial County, California, U.S.A." and the technical report dated March 25, 2013, which is entitled "Technical Report on the Peak Gold Mines, New South Wales, Australia" (together the "Technical Reports") and all other references to the Technical Reports included or incorporated by reference in the registration statement on Form F-10 of New Gold Inc.

Yours truly,
/s/ RICHARD J. LAMBERT Richard J. Lambert, P.E., P.Eng.

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  Exhibit 5.9
CONSENT OF EXPERT